Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer of Acxiom Corporation ("the Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of up to 80,000 shares of common stock, $.10 par value, of Acxiom to be issued and delivered in accordance with the 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 14th day of May, 2008.

/s/ William T. Dillard II

William T. Dillard II

/s/ Michael J. Durham

Michael J. Durham

(Non-Executive Chairman of the Board)

/s/ Mary L. Good

Mary L. Good

/s/ Ann Die Hasselmo
Ann Die Hasselmo

/s/ William J. Henderson

William J. Henderson

/s/ Thomas F. McLarty, III

Thomas F. McLarty, III

/s/ Stephen M. Patterson

Stephen M. Patterson

/s/ Kevin M. Twomey

Kevin M. Twomey

/s/ Jeffrey W. Ubben

Jeffrey W. Ubben

/s/ R. Halsey Wise

R. Halsey Wise

/s/ Christopher W. Wolf

Christopher W. Wolf,

Chief Financial Officer

(principal financial & accounting officer)